                                 EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place, Suite D
                                             Charlotte, NC 28277
Columbus McKinnon Delivers Order Growth of 20% and
Net Sales Growth of 24% in FY26; Issues FY27 Guidance

CHARLOTTE, NC, June 4, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced its fourth quarter and full year fiscal 2026 financial results, which ended March 31, 2026.
Fourth Quarter Fiscal 2026 Highlights (compared with prior year period)
•Closed the transformational Kito Crosby Acquisition1 and Divestiture2 (each as defined herein)
•Orders of $442.8 million increased 68% primarily due to the impact of the Kito Crosby Acquisition1; Backlog of $519.6 million with Legacy CMCO3 backlog of $319.7 million and including $199.9 million from Kito Crosby
•Net sales of $437.8 million increased 77% primarily due to the impact of the Kito Crosby Acquisition1 with a 7% increase in Legacy CMCO Net Sales4
•Net loss attributable to the Company of $238 million with a net loss margin of 54.4% includes a non-cash goodwill impairment of $200.0 million resulting from the Company's sustained stock price decline, $36.8 million of inventory step-up amortization expense as well as $68.1 million of deal-related costs, partially offset by a gain on the Divestiture2 of $103.3 million5
•Adjusted EBITDA4 of $68.7 million with Adjusted EBITDA Margin4 of 15.7%, up 130 basis points benefiting from the Kito Crosby Acquisition1
•GAAP Loss Per Common Share of $5.78 and Adjusted EPS4 of $0.24, down $0.36 primarily driven by the inclusion of 13.7 million shares of common stock issuable upon conversion of Preferred Shares6 in the computation of Adjusted EPS and incremental interest expense related to the Kito Crosby Acquisition1
Fiscal Year 2026 Highlights (compared with prior year period)
•Record orders of $1.2 billion increased 20% primarily due to the Kito Crosby Acquisition1
•Net sales of $1.2 billion increased 24% primarily due to the Kito Crosby Acquisition1 with a 7% increase in Legacy CMCO Net Sales4
•Net loss attributable to the Company of $230 million with a net loss margin of 19.2% resulting from the same items highlighted with respect to the quarter plus an additional $24.4 million of deal-related costs incurred earlier in the fiscal year5
•Adjusted EBITDA4 of $181.4 million with Adjusted EBITDA Margin4 of 15.2%, including tariff and unfavorable product sales mix impacts
•GAAP Loss Per Common Share of $7.40 and Adjusted EPS4 of $1.87, down $0.61 impacted by the inclusion of 3.4 million shares of common stock issuable upon conversion of Preferred Shares6 in the computation of Adjusted EPS and incremental interest expense related to the Kito Crosby Acquisition1

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026

"Fiscal 2026 was a defining year marked by meaningful strategic progress and disciplined execution across our operational, commercial, and customer experience priorities," said David J. Wilson, President and Chief Executive Officer. "We completed the Kito Crosby Acquisition and immediately established a blended organization that brought together the strengths, capabilities, and cultures of both companies. Importantly, we are making solid integration progress and our teams are executing with urgency and discipline – capturing synergies, aligning systems and processes, and building a unified operating model that is accelerating value creation. The combination is already enhancing scale, expanding global reach, and strengthening our ability to serve customers with differentiated solutions."
"While our fourth quarter performance was impacted amid a challenging macroeconomic and geopolitical environment, we enter fiscal 2027 with momentum and multiple avenues for growth and margin expansion," continued Wilson. "As we look ahead, we are encouraged by our growth and margin expansion prospects for Fiscal Year 2027, supported by encouraging demand trends, continued operational improvement and the benefits of our integration and portfolio actions. We remain focused on driving profitable growth, advancing our strategy, accelerating debt repayment and delivering compelling returns for our shareholders."
Fourth Quarter Fiscal 2026 Sales

($ in millions)	Q4 FY26	Q4 FY25	Change	% Change
Net sales	$437.8	$246.9	$190.9	77.3%
U.S. sales	$234.3	$139.4	$94.9	68.1%
% of total	54%	56%
Non-U.S. sales	$203.5	$107.5	$96.0	89.3%
% of total	46%	44%

For the quarter, net sales increased $190.9 million, or 77.3%. In the U.S., sales were up $94.9 million, or 68.1%, driven by the Kito Crosby Acquisition1, partially offset by the Divestiture2. Sales outside the U.S. increased $96.0 million, or 89.3%, driven by the Kito Crosby Acquisition1 and positive foreign exchange impact.
Fourth Quarter Fiscal 2026 Operating Results

($ in millions)	Q4 FY26	Q4 FY25	Change	% Change
Gross profit	$102.9	$79.8	$23.1	28.9%
Gross margin	23.5%	32.3%	(880) bps
Adjusted Gross Profit[4]	$143.1	$87.0	$56.1	64.5%
Adjusted Gross Margin[4]	32.7%	35.2%	(250) bps
Net (loss) income	$(238.1)	$(2.7)	$(235.4)	NM
Net (loss) income margin	(54.4)%	(1.1)%	NM
Adjusted Net Income[4]	$10.4	$17.3	$(6.9)	(39.8)%
GAAP Loss Per Common Share	$(5.78)	$(0.09)	$(5.69)	NM
Adjusted EPS[4]	$0.24	$0.60	$(0.36)	(60.0)%
Adjusted EBITDA[4]	$68.7	$35.6	$33.1	92.8%
Adjusted EBITDA Margin[4]	15.7%	14.4%	130 bps

Adjusted EPS4 excludes, among other adjustments, amortization of intangible assets. The Company believes this better represents its inherent earnings power and cash generation capability.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026

Capital, Liquidity and Cash Flow

The Company ended the fiscal year with a Credit Agreement Net Leverage Ratio4 of 5.1x and total liquidity of $561.2 million consisting of $96.6 million of cash and cash equivalents, $458.9 million of availability on the Company's revolving credit facility and $5.7 million of availability on the Company's AR securitization facility.
Net cash used for operating activities for the fiscal year was $146.2 million and capital expenditures were $17.9 million resulting in a Free Cash Flow4 use of $164.1 million. Adjusting for $204.9 million of Kito Crosby Acquisition related cash payments and $27.2 million of Divestiture-related cash payments, Free Cash Flow Excluding Deal Costs4 was $68.0 million. Free Cash Flow Excluding Deal Costs4 increased 171% from the prior fiscal year on a comparable basis.
The Company remains committed to allocating capital to pay down debt to deleverage its balance sheet in the near term while continuing its track record of consistent dividend payment. Over time, the Company believes it will be positioned to utilize its expected significant Free Cash Flow generation to advance its Intelligent Motion strategy across the fragmented marketplace.
Fiscal Year 2027 Guidance

The Company’s outlook for fiscal 2027 reflects both the Kito Crosby Acquisition and the Divestiture.
The Company is issuing the following guidance for fiscal 2027, ending March 31, 2027:

Metric	FY27
Net sales	$2.05 billion to $2.12 billion
Adjusted EBITDA[7]	$390 million to $410 million
Adjusted EPS[7]	$1.70 to $1.90
Fiscal 2027 guidance assumes approximately:
•$185 million to $190 million of interest expense,
•$135 million to $140 million of amortization expense,
•$75 million to $80 million of depreciation expense,
•an effective tax rate of 25%, and
•52 million Adjusted Diluted Shares Outstanding7 as a result of the Company's expectation that the dividends payable on the Preferred Shares6 will be accrued, accumulated and compounded, rather than being paid in cash during fiscal 2027.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
Teleconference and Webcast

Columbus McKinnon will host a conference call today at 10:00 A.M. Eastern Time to discuss the Company’s financial results and strategy. The conference call, earnings release and earnings presentation will be accessible through live webcast on the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website through June 18, 2026.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, lifting hardware and securement, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

_____________________
1     On February 3, 2026, the Company closed on the acquisition of Kito Crosby Limited (the “Kito Crosby Acquisition”).
2     As part of the Kito Crosby Acquisition, the Company was required to divest its U.S. power chain hoist (other than with respect to Little Mule products) and chain manufacturing operations, which closed on March 4, 2026 (the “Divestiture”).
3 "Legacy CMCO" is defined as reported Columbus McKinnon adjusting for the removal of the Divestiture and the Kito Crosby Acquisition in all comparable periods.
4     Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Legacy CMCO Net Sales, Free Cash Flow, Free Cash Flow Excluding Deal Costs, and Credit Agreement Net Leverage Ratio are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
5    Each expense listed is presented prior to tax effect.
6     800,000 Series A Cumulative Convertible Participating Preferred Shares of the Company, par value $1.00 per share (the “Preferred Shares”).
7     The Company has not reconciled its Adjusted EBITDA, Adjusted EPS or Adjusted Diluted Shares Outstanding guidance for fiscal 2027 to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EBITDA, Adjusted EPS and Adjusted Diluted Shares Outstanding are made in a manner consistent with the relevant definitions and assumptions noted herein.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including the Company's full year fiscal 2027 guidance, consisting of net sales, Adjusted EBITDA and Adjusted EPS for fiscal 2027, as well as the associated assumed inputs for fiscal 2027 regarding interest expense, amortization expense, depreciation expense, effective tax rate and Adjusted Diluted Shares Outstanding; (ii) our operational and financial targets and capital distribution policy, including regarding our expectation that the dividends payable on the Preferred Shares will be accrued, accumulated and compounded, rather than being paid in cash, during fiscal 2027; (iii) general economic trend and trends in the industry and markets; (iv) our ability to successfully integrate the Kito Crosby Acquisition and achieve targeted net cost synergies; (v) our ability to expand margins in future periods; and (vi) the competitive environment in which we operate are forward looking statements. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-322-2488
greg.rustowicz@cmco.com	kristy.moser@cmco.com

Financial tables follow.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - Unaudited
(In thousands, except per share and percentage data)

	Year Ended
	March 31, 2026	March 31, 2025	Change
Net sales	$1,193,451	$963,027	23.9%
Cost of products sold	834,020	637,347	30.9%
Gross profit	359,431	325,680	10.4%
Gross profit margin	30.1%	33.8%
Selling expenses	133,579	110,043	21.4%
% of net sales	11.2%	11.4%
General and administrative expenses	178,325	107,249	66.3%
% of net sales	14.9%	11.1%
Research and development expenses	21,409	23,869	(10.3)%
% of net sales	1.8%	2.5%
Net gain on sales of businesses	(103,306)	—	NM
Loss on impairment of goodwill	200,000	—	NM
Amortization of intangibles	48,757	29,946	62.8%
Income from operations	(119,333)	54,573	NM
Operating margin	(10.0)%	5.7%
Interest and debt expense	61,145	32,426	88.6%
Cost of debt refinancing	24,185	—	NM
Investment (income) loss, net	(2,182)	(1,302)	67.6%
Foreign currency exchange loss (gain), net	5,551	3,179	74.6%
Other (income) expense, net	(1,525)	25,775	NM
Income (Loss) before income tax expense	(206,507)	(5,505)	NM
Income tax (benefit) expense	22,930	(367)	NM
Net income (loss)	(229,437)	(5,138)	NM
Net loss attributable to noncontrolling interest	98	—	NM
Net income (loss) attributable to the Company	$(229,535)	$(5,138)	NM

Average basic shares outstanding	28,714	28,738	(0.1)%
Basic income (loss) per common share	$(7.40)	$(0.18)	NM

Average diluted shares outstanding	28,714	28,738	(0.1)%
Diluted income (loss) per common share	$(7.40)	$(0.18)	NM

Dividends declared per common share	$0.28	$0.28

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - Unaudited
(In thousands, except per share and percentage data)

	Three Months Ended
	March 31, 2026	March 31, 2025	Change
Net sales	$437,829	$246,889	77.3%
Cost of products sold	334,937	167,079	100.5%
Gross profit	102,892	79,810	28.9%
Gross profit margin	23.5%	32.3%
Selling expenses	47,149	27,999	68.4%
% of net sales	10.8%	11.3%
General and administrative expenses	79,048	33,206	138.1%
% of net sales	18.1%	13.4%
Research and development expenses	7,365	6,276	17.4%
% of net sales	1.7%	2.5%
Net gain on sales of businesses	(103,306)	—	NM
Loss on impairment of goodwill	200,000	—	NM
Amortization of intangibles	25,817	7,398	249.0%
Income from operations	(153,181)	4,931	NM
Operating margin	(35.0)%	2.0%
Interest and debt expense	35,388	8,141	334.7%
Cost of debt refinancing	24,185	—	NM
Investment (income) loss, net	(217)	(429)	(49.4)%
Foreign currency exchange loss (gain), net	4,647	449	935.0%
Other (income) expense, net	(1,387)	263	NM
Income (Loss) before income tax expense	(215,797)	(3,493)	NM
Income tax (benefit) expense	22,335	(809)	NM
Net income (loss)	(238,132)	(2,684)	NM
Net loss attributable to noncontrolling interest	98	—	NM
Net income (loss) attributable to the Company	$(238,230)	$(2,684)	NM

Average basic shares outstanding	28,742	28,615	0.4%
Basic income (loss) per common share	$(5.78)	$(0.09)	NM

Average diluted shares outstanding	28,742	28,615	0.4%
Diluted income (loss) per common share	$(5.78)	$(0.09)	NM

Dividends declared per common share	$0.14	$0.14

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets - Unaudited
(In thousands)

	March 31, 2026	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$96,562	$53,683
Trade accounts receivable	380,198	165,481
Inventories	609,030	198,598
Prepaid expenses and other	95,071	48,007
Total current assets	1,180,861	465,769

Net property, plant, and equipment	408,508	106,164
Goodwill	1,408,640	710,807
Other intangible assets, net	1,609,662	356,562
Marketable securities	10,223	10,112
Deferred taxes on income	2,064	2,904
Other assets	164,745	86,470
Total assets	$4,784,703	$1,738,788

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$168,907	$93,273
Accrued liabilities	249,009	113,907
Current portion of Term loan, AR securitization facility and finance lease obligations	166,418	50,739
Total current liabilities	584,334	257,919

Term loan, Senior Secured Notes, AR securitization facility and finance lease obligations	2,226,589	420,236
Other non-current liabilities	525,151	178,538
Total liabilities	3,336,074	856,693

Shareholders’ equity:
Preferred stock	789,845	—
Common stock	287	286
Treasury stock	(11,000)	(11,000)
Additional paid-in capital	540,536	531,750
Retained earnings	135,807	382,160
Accumulated other comprehensive loss	(6,748)	(21,101)
Equity attributable to shareholders of the Company	1,448,727	882,095
Noncontrolling interest	(98)	—
Total Equity	1,448,629	882,095
Total liabilities and shareholders’ equity	$4,784,703	$1,738,788

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - Unaudited
(In thousands)

	Year Ended
	March 31, 2026	March 31, 2025
Operating activities:
Net income (loss) attributable to the Company	$(229,535)	$(5,138)
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	77,038	48,187
Deferred income taxes and related valuation allowance	(10,711)	(20,256)
Net gain from sale of business	(103,306)	—
Net loss (gain) on sale of real estate, investments and other	(2,551)	(972)
Stock-based compensation	9,569	6,256
Amortization of deferred financing costs	3,549	2,487
Loss (gain) on hedging instruments	1,720	(382)
Impairment of Goodwill - Precision Conveyance	200,000	—
Cost of debt refinancing and repricing	24,185	—
Impairment of operating lease	—	3,911
Loss on disposals and impairments of fixed assets	—	2,533
Non-cash pension settlement expense	—	23,634
Non-cash lease expense	9,978	10,105
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	(10,675)	4,482
Inventories	15,268	(13,042)
Prepaid expenses and other	9,864	(20,998)
Other assets	2,003	3,498
Trade accounts payable	(2,646)	11,144
Accrued liabilities	(129,800)	(250)
Non-current liabilities	(10,161)	(9,587)
Net cash provided by (used for) operating activities	(146,211)	45,612

Investing activities:
Proceeds from sales of marketable securities	3,535	5,057
Purchases of marketable securities	(3,174)	(3,676)
Capital expenditures	(17,859)	(21,411)
Proceeds from sale of buildings, net of transaction costs	3,257	—
Net proceeds from the sales of businesses	183,976	—
Purchases of businesses, net of cash acquired	(2,627,389)	—
Proceeds from sale of fixed assets	—	139
Net cash provided by (used for) investing activities	(2,457,654)	(19,891)

Financing activities:
Proceeds from issuance of common stock	30	371
Proceeds from issuance of preferred stock, net of expenses	780,978	—
Purchases of treasury stock	—	(10,000)
Fees paid for debt repricing	—	(169)
Repayment of debt	(616,177)	(60,670)
Payment to former owners of montratec	—	(6,711)
Proceeds from issuance of long-term debt	2,590,000	—
Cash inflows from hedging activities	23,165	23,608
Cash outflows from hedging activities	(24,809)	(23,134)
Fees paid for borrowing on long-term debt	(91,004)	—
Payment of dividends	(8,037)	(8,042)
Other	(732)	(2,000)
Net cash provided by (used for) financing activities	2,653,414	(86,747)

Effect of exchange rate changes on cash	(6,459)	583

Net change in cash and cash equivalents	43,090	(60,443)
Cash, cash equivalents, and restricted cash at beginning of year	53,933	114,376
Cash, cash equivalents, and restricted cash at end of year	$97,234	$53,933

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Q4 FY 2026 Sales Bridge

	Quarter		Year
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2025 net sales	$246.9		$963.0
Divestiture	(14.0)		(14.0)
Fiscal 2025 net sales adjusted for the Divestiture	232.9		949.0
Kito Crosby Acquisition	188.1	80.8%	188.1	19.8%
Volume	(1.2)	(0.5)%	10.2	1.1%
Pricing	8.0	3.4%	21.5	2.3%
Foreign currency translation	10.0	4.3%	24.6	2.6%
Net sales growth adjusted for the Divestiture[1]	$204.9	88.0%	$244.5	25.8%
Fiscal 2026 net sales	$437.8		$1,193.5

COLUMBUS McKINNON CORPORATION
Q4 FY 2026 Gross Profit Bridge

($ in millions)	Quarter	Year
Fiscal 2025 gross profit	$79.8	$325.7

Kito Crosby Acquisition	29.2	29.2
Divestiture	(6.7)	(6.7)
Price, net of manufacturing cost changes (incl. inflation and tariffs)	0.5	(5.9)
Foreign currency translation	3.2	8.4
Net reduction in factory start-up costs	1.5	3.4
Net reduction in factory and warehouse consolidation costs	4.0	14.5
Net increase in business realignment costs	(0.4)	(0.9)
CY acquisition and integration costs	(0.7)	(0.7)
Sales volume & mix	(7.5)	(7.9)
Other	—	0.2
Product liability	—	0.3
Total Change[1]	$23.1	$33.7

Fiscal 2026 gross profit	$102.9	$359.4

______________________
1    Components may not add due to rounding.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Additional Data1
(Unaudited)

	Period Ended
	March 31, 2026	December 31, 2025	March 31, 2025
($ in millions)
Backlog	$519.6	$341.6	$322.5

Long-term backlog
Expected to ship beyond 3 months	$263.7	$209.8	$190.3
Long-term backlog as % of total backlog	50.8%	61.4%	59.0%

Debt to total capitalization percentage	62.3%	32.8%	34.8%

Debt, net of cash, to net total capitalization	61.3%	31.0%	32.1%

Working capital as a % of sales[2]	18.0%	23.4%	21.3%

	Three Months Ended
	March 31, 2026		December 31, 2025		March 31, 2025
($ in millions)
Trade accounts receivable
Days sales outstanding[2]	65.8	days	61.3	days	61.0	days

Inventory:
Inventory turns per year[3]	3.5	turns	3.0	turns	3.4	turns
Days inventory	104.3	days	121.7	days	107.4	days

Trade accounts payable
Days payables outstanding[3]	47.2	days	56.2	days	54.9	days

______________________
1     Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies. Components may not add due to rounding.
2     March 31, 2026 figure excludes the impact of the Kito Crosby Acquisition.
3     March 31, 2026 figure excludes the impact of the Kito Crosby Acquisition and the Divestiture.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Gross profit	$102,892	$79,810	$359,431	$325,680
Add back (deduct):
Acquisition inventory step-up expense	36,798	—	36,798	—
Business realignment costs	413	—	1,929	994
Hurricane Helene cost impact	—	—	—	171
Factory and warehouse consolidation costs	127	4,120	982	15,439
Monterrey, MX new factory start-up costs	1,566	3,058	6,480	9,906
Acquisition integration costs	1,341	—	1,409	—
Adjusted Gross Profit	$143,137	$86,988	$407,029	$352,190

Net sales	$437,829	$246,889	$1,193,451	$963,027

Gross margin	23.5%	32.3%	30.1%	33.8%
Adjusted Gross Margin	32.7%	35.2%	34.1%	36.6%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit and gross margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross margin to that of other companies.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Loss and GAAP Loss Per Common Share
to Adjusted Net Income and Adjusted EPS
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Net income (loss) attributable to the Company	$(238,230)	$(2,684)	(229,535)	(5,138)
Add back (deduct):
Amortization of intangibles	25,817	7,398	48,757	29,946
Transaction-related costs	33,477	11,014	55,603	11,014
Acquisition integration costs	10,480	—	12,795	—
Acquisition inventory step-up expense	36,798	—	36,798	—
Business realignment costs	413	399	4,310	2,517
Factory and warehouse consolidation costs	127	4,989	1,054	17,546
Headquarter relocation costs	247	51	463	373
Hurricane Helene cost impact	—	—	—	171
Mexico customs duty assessment	—	(433)	—	1,067
Customer bad debt[1]	—	—	—	1,299
Loss on impairment of goodwill[2]	200,000	—	200,000	—
Monterrey, MX new factory start-up costs	1,566	3,161	6,480	13,748
Non-cash pension settlement expense	—	—	—	23,634
Cost of debt refinancing	24,185	—	24,185	—
Net (gain) loss on sale of business	(103,306)	—	(103,306)	—
Normalize tax rate[3]	18,858	(6,580)	2,797	(24,319)
Adjusted Net Income	$10,432	$17,315	$60,401	$71,858

GAAP average diluted shares outstanding	28,742	28,615	28,714	28,738
Add back:
Effect of dilutive preferred shares	13,685	—	3,374	—
Effect of dilutive share-based awards	290	174	256	250
Adjusted Diluted Shares Outstanding	42,717	28,789	32,344	28,988

GAAP Loss Per Common Share	$(5.78)	$(0.09)	$(7.40)	$(0.18)

Adjusted EPS	$0.24	$0.60	$1.87	$2.48
Adjusted Net Income and Adjusted EPS are defined as net income (loss) attributable to the Company and GAAP Loss Per Common Share as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as GAAP average diluted shares outstanding adjusted for the effects of dilutive preferred shares and dilutive share-based awards. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ net income (loss), average diluted shares outstanding and GAAP (Loss) Earnings Per Common Share to the historical periods' net income (loss), average diluted shares outstanding and GAAP (Loss) Earnings Per Common Share, as well as facilitates a more meaningful comparison of the Company’s net income (loss) attributable to the Company and GAAP Loss Per Common Share to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Loss attributable to the Company to Adjusted EBITDA
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Net income (loss) attributable to the Company	$(238,230)	$(2,684)	$(229,535)	$(5,138)
Add back (deduct):
Income tax (benefit) expense	22,335	(809)	22,930	(367)
Interest and debt expense	35,388	8,141	61,145	32,426
Cost of debt refinancing	24,185	—	24,185	—
Investment (income) loss, net	(217)	(429)	(2,182)	(1,302)
Foreign currency exchange loss (gain), net	4,647	449	5,551	3,179
Other (income) expense, net	(1,387)	263	(1,525)	25,775
Depreciation and amortization expense	40,418	11,957	77,038	48,187
Stock-based compensation	1,790	(421)	9,569	6,256
Transaction-related costs	33,477	11,014	55,603	11,014
Acquisition integration costs	10,480	—	12,795	—
Acquisition inventory step-up expense	36,798	—	36,798	—
Business realignment costs	413	399	4,310	2,517
Factory and warehouse consolidation costs	127	4,989	1,054	17,546
Headquarter relocation costs	247	51	463	373
Hurricane Helene cost impact	—	—	—	171
Mexico customs duty assessment	—	(433)	—	1,067
Customer bad debt[1]	—	—	—	1,299
Loss on impairment of goodwill[2]	200,000	—	200,000	—
Monterrey, MX new factory start-up costs	1,566	3,161	6,480	13,748
Net (gain) loss on sale of business	(103,306)	—	(103,306)	—
Adjusted EBITDA[4]	$68,731	$35,648	$181,373	$156,751

Net sales	$437,829	$246,889	$1,193,451	$963,027

Net income (loss) margin	(54.4)%	(1.1)%	(19.2)%	(0.5)%
Adjusted EBITDA Margin[4]	15.7%	14.4%	15.2%	16.3%
Adjusted EBITDA is defined as net income (loss) attributable to the Company before interest expense, income taxes, depreciation, amortization, and other adjustments, including stock-based compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net cash provided by (used for) operating activities to Free Cash Flow and
Free Cash Flow Excluding Deal Costs
($ in thousands, except growth percentages)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Net cash provided by (used for) operating activities	$(166,806)	$35,612	$(146,211)	$45,612
Capital expenditures	$(7,512)	$(6,145)	$(17,859)	$(21,411)
Free Cash Flow	$(174,318)	$29,467	$(164,070)	$24,201
Kito Crosby Acquisition-related cash payments	$190,219	$850	$204,915	$850
Divestiture-related cash payments	$24,668	$—	$27,151	$—
Free Cash Flow Excluding Deal Costs	$40,569	$30,317	$67,996	$25,051

Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. Free Cash Flow Excluding Deal Costs is defined as Free Cash Flow less cash payments related to transaction, financing and integration activities for the Kito Crosby Acquisition and the Divestiture captured in the operating activities section of the consolidated statement of cash flows. Free Cash Flow and Free Cash Flow Excluding Deal Costs are not measures determined in accordance with GAAP and may not be comparable with measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Free Cash Flow and Free Cash Flow Excluding Deal Costs, is important for investors and other readers of the Company's financial statements and assist in understanding of the comparison of the current period Free Cash Flow and Free Cash Flow Excluding Deal Costs to that of historical periods.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Sales to Legacy CMCO Net Sales and
Net Sales Growth to Legacy CMCO Net Sales Growth
($ in thousands, except growth percentages)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Net sales	$437,829	$246,889	$1,193,451	$963,027
Less Divestiture net sales	$(22,372)	$(35,085)	$(123,048)	$(135,455)
Less Kito Crosby Acquisition net sales	$(188,089)	$—	$(188,089)	$—
Legacy CMCO Net Sales	$227,368	$211,804	$882,314	$827,572

Net sales growth	77.3%		23.9%
Legacy CMCO Net Sales Growth	7.3%		6.6%

Legacy CMCO Net Sales is defined as net sales as reported, adjusted for the impact of acquisitions and divestitures. Legacy CMCO Net Sales Growth is defined as the change in Legacy CMCO Net Sales between the current period and the prior period divided by prior period Legacy CMCO Net Sales. Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth are not determined in accordance with GAAP and may not be comparable with non-GAAP net sales calculations used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and fiscal year's net sales and net sales growth to the historical periods' net sales.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Credit Agreement Net Leverage Ratio
($ in thousands)

Twelve Months Ended
March 31, 2026
Net income (loss)	$(229,437)
Add back (deduct):
Annualize EBITDA for the Kito Crosby Acquisition[5]	233,827
Annualize synergies for the Kito Crosby Acquisition[5]	70,640
Annualize EBITDA reduction for the Divestiture[5]	(40,115)
Income tax (benefit) expense	22,930
Interest and debt expense	61,145
Cost of debt refinancing	24,185
Depreciation and amortization expense	77,038
Stock-based compensation	9,569
Transaction-related costs	55,603
Acquisition integration costs	12,795
Acquisition inventory step-up expense	36,798
Business realignment costs	4,310
Factory and warehouse consolidation costs	1,054
Headquarter relocation costs	463
Loss on impairment of goodwill[2]	200,000
Monterrey, MX new factory start-up costs	6,480
Net (gain) loss on sale of business	(103,306)
Net gain on sale of facilities	(917)
Net loss attributable to noncontrolling interest	(98)
Unrealized foreign exchange	(1,934)
Credit Agreement Trailing Twelve Month Adjusted EBITDA	$441,030

Current portion of long-term debt and finance lease obligations	$166,418
Term loan, AR securitization facility and finance lease obligations	2,226,589
Total debt	$2,393,007
Standby letters of credit	$16,067
Cash and cash equivalents	$(96,562)
AR securitization facility obligations[6]	$(53,127)
Credit Agreement Net Debt	$2,259,385

Credit Agreement Net Leverage Ratio	5.1x

Credit Agreement Net Debt is defined in the Company's Credit Agreement as total debt plus standby letters of credit, net of cash and cash equivalents and AR securitization facility obligations. Credit Agreement Net Leverage Ratio is defined as Credit Agreement Net Debt divided by the Credit Agreement Trailing Twelve Month Adjusted EBITDA. Credit Agreement Trailing Twelve Month Adjusted EBITDA is defined in the Company's Credit Agreement as net income adjusted for interest expense, income taxes, depreciation, amortization, and other adjustments. Credit Agreement Net Debt, Credit Agreement Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Credit Agreement Net Debt, Credit Agreement Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are important for investors and other readers of the Company’s financial statements.

Columbus McKinnon Delivers Order Growth of 20% and Net Sales Growth of 24% in FY26; Issues FY27 Guidance
June 4, 2026

Non-GAAP Reconciliation Tables Footnotes

1     Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025.
2 For its annual goodwill impairment test for fiscal 2026, the Company elected to bypass the qualitative assessment and performed a quantitative impairment test for its reporting units, comparing the carrying amount of each reporting unit with its estimated fair value. While each of the individual reporting units initially had fair values in excess of their book value, the sustained reduction in the Company's stock price and market capitalization resulted in the aggregate equity value of the combined company exceeding its market capitalization at its annual measurement date. On this basis, the Company reevaluated the fair value of each of its reporting units and this resulted in a partial impairment of the goodwill for the Precision Conveyance reporting unit in the amount of $200,000,000.
3    Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.
4    In connection with the preparation of this release, the Company has used its updated definition of Adjusted EBITDA and Adjusted EBITDA Margin, which includes an addback of Company's stock-based compensation expense. This revised definition of Adjusted EBITDA and Adjusted EBITDA Margin were used to calculate Adjusted EBITDA and Adjusted EBITDA Margin set forth herein, both for current periods and recast historical periods, and will be used by the Company on a go-forward basis for purposes of all future Adjusted EBITDA and Adjusted EBITDA Margin disclosures. This definitional change was driven by the Company's belief that adding back the expense associated with stock-based compensation for purposes of the computation of Adjusted EBITDA and Adjusted EBITDA Margin will provide the Company's investors with a better understanding of our underlying performance from period to period and enable them to better compare our performance against that of our peer companies, many of which also include an addback of stock-based compensation expense in computing Adjusted EBITDA and Adjusted EBITDA Margin.
5     EBITDA is normalized to include a full year of performance from Kito Crosby and Divestiture and assumes all cost synergies are achieved in fiscal 2026.
6     The Company's Credit Agreement definition of Net Debt excludes any debt related to its AR securitization facility given that borrowings under the AR securitization facility support the Company's short term working capital needs.